Exhibit 32

Certification

Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350(a) and (b))

I, J.W. Marriott, Jr., Chairman of the Board and Chief Executive Officer of Marriott International, Inc. (the “Company”) certify that:

(1)	the quarterly report on Form 10-Q of the Company for the period ended September 10, 2004 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or
78o(d)); and

(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 18, 2004	/s/ J.W. Marriott, Jr.
J.W. Marriott, Jr.
Chairman of the Board and Chief Executive Officer

I, Arne M. Sorenson, Executive Vice President and Chief Financial Officer of Marriott International, Inc. (the “Company”) certify that:

(1)	the quarterly report on Form 10-Q of the Company for the period ended September 10, 2004 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or
78o(d)); and

(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 18, 2004	/s/ Arne M. Sorenson
Arne M. Sorenson
Executive Vice President and Chief Financial Officer

Exhibit 32

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